UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2023

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On January 13, 2023, Achari Ventures Holdings Corp. I, a Delaware company (the “Company”), notified Continental Stock Transfer & Trust Company, the trustee of the Company’s trust account (the “Trust Account”), that it was extending (an “Extension”) the time available to the Company to consummate its initial business combination, from January 19, 2023 to February 19, 2023 (the “First Extension”), pursuant to and in accordance with the terms of the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Investment Management Trust Agreement (the “Trust Agreement”). The First Extension is the first of up to six (6) one-month Extensions permitted under the Company’s Certificate of Incorporation and Trust Agreement.

Pursuant to the terms of the Company’s Certificate of Incorporation and Trust Agreement, on January 13, 2023, with respect to the exercise of the First Extension, the Company deposited $50,973.25 into the Company’s Trust Account in connection with the exercise of the First Extension. Such deposit with respect to the First Extension was made using funds held outside of the Company’s Trust Account and available to the Company to fund working capital requirements. As of January 18, 2023 (and, for the avoidance of doubt, inclusive of the deposit of $50,973.25 into the Trust Account in connection with the exercise of the First Extension as described above), the Trust Account held approximately $10,540,538.78.

On January 18, 2023, the Company and Achari Sponsor Holdings I LLC (the “Sponsor”) separately entered into a loan agreement whereby the Company issued a promissory note (the “Promissory Note”) to the Sponsor pursuant to which the Company may borrow up to $1,500,000.00 in cash from time to time to fund working capital requirements, including with respect to the funding of Extensions. The Promissory Note is currently undrawn and no amounts are outstanding under such Promissory Note. In the event the Company completes a business combination in accordance with the terms of its governing documents, the Company may repay any outstanding amounts borrowed under such Promissory Note in cash available to the Company, or in certain instances, elect to convert any such outstanding balances into warrants to purchase shares of common stock of the Company, as further described in the Company’s Registration Statement on Form S-1 (333-258476) filed in connection with the Company’s initial public offering. If the Company does not complete an initial business combination, the Company will only repay any outstanding balances with respect to the Promissory Note from funds held outside of the Trust Account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I

Dated: January 18, 2023

	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer